UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2008

MIVA, Inc.

 (Exact name of registrant as specified in its charter)

Delaware	0-30428	88-0348835
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5220 Summerlin Commons Boulevard Fort Myers, Florida	33907
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (239) 561-7229

Not Applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activities.

On August 21, 2008, MIVA, Inc. (the “Company”) announced the commencement of a restructuring program across its MIVA Media E.U. operations. The restructuring is expected to result in the consolidation of the MIVA Media E.U. operations through the closure of several existing offices of the Company’s European subsidiaries and a reduction in the workforce of the Company’s European subsidiaries. The Company’s European subsidiaries currently maintain offices in the United Kingdom, France, Germany and Spain.

The restructuring is due to be completed during the fourth quarter of 2008; however, the precise timing of the completion of the restructuring is not exclusively within the control of the Company’s European subsidiaries and is subject to applicable regulatory requirements and procedures in individual European territories.

Under the restructuring, MIVA Media E.U. is expected to reach Adjusted EBITDA profitability in the fourth quarter of 2008. This follows Adjusted EBITDA losses in the E.U. of approximately $3.6 million in the first half of 2008, and GAAP net losses in the E.U in the first half of 2008 of approximately $4.5 million.  It is expected that the restructuring expense will result in one-time charges in the third quarter of 2008 of up to approximately $4 million.

Forward-looking Statements

This Form 8-K contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words or expressions such as “anticipate” , “plan,” “will,” “intend,” “believe” or “expect’“ or variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including (1) the timing of the restructuring, (2) the expected results of the restructuring, (3) the expected reduction in the European workforce, (4) the expected Adjusted EBITDA results, and (5) the expected restructuring charges. Additional key risks are described in the Company’s reports filed with the U.S. Securities and Exchange Commission (the “SEC”), including the Form 10-K for fiscal 2007 and its most recently filed Form 10-Q.

Non-GAAP Financial Measures

This Form 8-K includes discussion of additional financial measure “Adjusted EBITDA,” which is not considered a generally accepted accounting principle (GAAP) measure by the SEC, and may differ from non-GAAP financial measures used by other companies. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. The Company provides reconciliations of this financial measure to GAAP measures in its press releases regarding actual financial results.

The Company believes that “Adjusted EBITDA” provides a meaningful measure for comparison of the Company’s projected operating performance with its historical results due to the significant increase in non-cash amortization that began in 2004 primarily due to certain intangible assets resulting from mergers and acquisitions. The Company defines Adjusted EBITDA as EBITDA (earnings before interest, income taxes, depreciation and amortization) plus non-cash compensation expense and plus or minus certain identified revenues or expenses that are not expected to recur or be representative of future ongoing operation of the business. The Company uses Adjusted EBITDA as an internal measure of its business and believes it is utilized as an important measure of performance by the investment community. The Company sets goals and awards bonuses in part based on performance relative to Adjusted EBITDA. The Company believes the use of this measure does not lessen the importance of GAAP measures.

MIVA Media E.U. GAAP net loss and Adjusted EBITDA figures for the first half of 2008 exclude the allocation of corporate expense from the Company.

                Item 9.01.              Financial Statements and Exhibits.

                (d)          Exhibits.

Exhibit No.	Description
99.1	Press Release, dated August 21, 2008, entitled “MIVA Commences E.U. Restructuring”

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 22, 2008	MIVA, Inc.

	By:	/s/ John B. Pisaris
John B. Pisaris
General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated August 21, 2008, entitled “MIVA Commences E.U. Restructuring”